Exhibit 5

taylor | busch

September 14, 2008

Board of Directors
EnterConnect Inc.
100 Century Center Court
Suite 650
San Jose, California 95112

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act), for the registration of an aggregate of 2,369,176 shares (the “Shares”) underlying warrants (the ‘Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”) of EnterConnect Inc., a Nevada corporation (the “Corporation”).

We have acted as special counsel for the Corporation in connection with the issuance of this legal opinion.  We have examined and relied upon the minutes of meetings of the Board of Directors of the Corporation as provided to us by the Corporation, the Articles of Incorporation and By-laws of the Corporation, each as restated and/or amended to date, that form of warrant attached as Exhibit 10.2 to the Corporation’s Form 8-K filed with the Commission on December 7, 2007 (the “Round 3 Warrant Form”), that form of warrant attached as Exhibit 10.3 to the Corporation’s Form 8-K filed with the Commission on December 21, 2007 (the “Round 4 Warrant Form”), the written  certification of the CEO and Secretary of the Corporation that, in effect, the Warrants comprise warrants issued in the form of the Round 3 Warrant Form and the Round 4 Warrant Form, and that the Corporation has not entered into any amendments of any of the Warrants, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

The opinions expressed herein above are subject to the following assumptions, limitations, qualifications and exceptions:

(a)         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners, of counsel and associates of Taylor, Busch, Slipakoff & Duma, LLP, who have had substantive involvement in the representation of the Company.  Any factual assumptions are based upon the representations of the Corporation and the documents that it provided.  We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

(b)         In rendering our opinion and in making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

(c)         In rending our opinion, we have assumed that upon exercise of all or a portion of the Warrants and receipt by the Corporation of the exercise price in connection with such exercise, the Corporation will issue stock certificates in proper form required by the Nevada Corporation Law, representing the proper number of shares, will be executed  by the appropriate corporate officers, and will be delivered to those parties exercising the Warrants.

Taylor, Busch, Slipakoff & Duma, LLP
1600 Parkwood Circle   Suite 200   Atlanta, GA 30339   p 770.434.6868   f 770.434.7376

Board of Directors
EnterConnect Inc.
September 14, 2008
Page

(d)         In rendering our opinion, we have assumed that the documents embody all the necessary documents with respect to the subject matter thereof and have not been amended by oral or written agreement or by conduct of the parties.

(e)         Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

(f)         Our examination of law relevant to the matters covered by this opinion is limited to the Nevada Corporation Law, the Nevada Constitution, and the federal law of the United States (excluding the federal securities laws), and the applicable decisions and reported judicial decisions interpreting those laws, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and that the Shares will be validly issued, fully paid and non-assessable upon their issuance in accordance with the terms and conditions of the Warrants.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  It is understood that this opinion is as of the date of this letter and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act and to the use of our name therein and the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Taylor, Busch, Slipakoff & Duma, LLP

Taylor, Busch, Slipakoff & Duma, LLP